UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (Date of earliest event reported): November 4, 2026
MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1200 Abernathy Road N.E.
Suite 1200
Atlanta, Georgia 30328
(Address of Principal Executive Offices)
(770) 206-4200
(Registrant’s telephone number, including area code)
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MWA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02.    Results of Operations and Financial Condition.
On November 4, 2026, Mueller Water Products, Inc. (the “Company”) announced its results of operations for the quarter and fiscal year ended September 30, 2026. A copy of the press release is attached as Exhibit 99.1.
The information provided pursuant to this Item 2.02, including Exhibit 99.1 in Item 9.01, is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in any such filings.
Item 2.05.    Costs Associated with Exit or Disposal Activities.
On November 4, 2026, the Company announced that it has entered into agreements with ZENNER USA, part of the Minol-ZENNER Group (“ZENNER”), to transition the Company’s metering business to ZENNER. The decision to pursue the transition of the metering business follows a comprehensive review by the Company’s Board of Directors and management of the strategic fit and performance of the metering business on the Company’s portfolio.
Under its agreements with ZENNER, the Company’s metering software customers are expected to transition to ZENNER, and the Company will retain its existing hardware contracts and warranty obligations, which it expects to satisfy using its own inventory or products purchased from ZENNER. The Company expects the transition of its metering business to be substantially completed in fiscal 2027, though some activity and associated costs could extend beyond that year.
In connection with the transition of the Company’s metering business, the Company expects to record total one-time pre-tax charges of approximately $26 million, substantially all of which are expected to be recognized in fiscal 2027, with the majority expected to be recognized in the first quarter of fiscal 2027.
At this time, the Company is unable in good faith to make a determination of an estimate or range of estimates required by paragraphs (b) and (d) of Item 2.05 of Form 8-K, and the Company will file an amendment to this Current Report on Form 8-K after it makes a determination of such estimate or range of estimates.
Forward-Looking Statements
Item 2.05 of this Current Report on Form 8-K contains certain statements that may be deemed “forward-looking statements” within the meaning of the federal securities laws. These include statements regarding the expected timing, completion and effects of the transition of the metering business; the amount, nature and timing of related charges and cash expenditures; and expected benefits of the transition of the metering business. Forward-looking statements are based on certain assumptions and assessments made by the Company in light of the Company’s experience and perception of historical trends, current conditions, and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including, without limitation, changes in the estimated costs of the transition of the metering business, including warranty costs; the pace of customer transition and meter replacement; ZENNER’s performance under its agreements with the Company; customer, supplier and employee reactions to the transition of the metering business; potential claims arising from the transition of the metering business, and the other factors described in the section entitled “RISK FACTORS” in Item 1A. of the Company’s most recent Annual Report on Form 10-K and later filings on Form 10-Q, as applicable. Forward-looking statements do not guarantee future performance and are only as of the date they are made. The Company undertakes no duty to update its forward-looking statements except as required by law.
Item 7.01.    Regulation FD Disclosure.
On November 4, 2026, the Company issued a press release announcing the transition of the Company’s metering business. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
The information provided pursuant to this Item 7.01, including Exhibit 99.2 in Item 9.01, is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release Regarding Results of Operations, dated November 4, 2026
99.2	Press Release Regarding Transition Agreements with ZENNER USA, dated November 4, 2026
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Mueller Water Products, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 4, 2026	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Chason A. Carroll
Chason A. Carroll
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary